UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHIQUITA BRANDS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHIQUITA BRANDS INTERNATIONAL, INC.

September 12, 2014

To Our Shareholders:

We are writing to advise you that the special meeting of shareholders of Chiquita Brands International, Inc., which is referred to as Chiquita, that was originally scheduled to be held on September 17, 2014 has been postponed and will now be held at 9:00 a.m. local time, on October 3, 2014, at NASCAR Plaza, 550 South Caldwell Street, Charlotte, North Carolina 28202.

On or about August 7, 2014, Chiquita mailed a Notice of Special Meeting and Proxy Statement, which is referred to as the original proxy statement, to shareholders of record for a special meeting of shareholders which was originally scheduled to be held on September 17, 2014, for the purpose of, among other things, voting on the proposed combination with Fyffes plc, which is referred to as Fyffes. Recently, Chiquita announced that it has postponed the date of the special meeting to October 3, 2014.

As previously disclosed on September 8, 2014, the date on which the postponement was announced, Fyffes had granted Chiquita a waiver that permitted Chiquita to engage in discussions with the Cutrale Group and the Safra Group, a group that on August 11, 2014 had sent Chiquita a letter expressing an interest in exploring a potential transaction for the acquisition of all outstanding shares of Chiquita. The Cutrale Group and the Safra Group are referred to collectively as Cutrale / Safra. Chiquita also announced on such date that it had offered to allow Cutrale / Safra the opportunity to conduct due diligence and, thereafter, present a definitive offer for Chiquita's consideration. On September 10, 2014, Chiquita and Cutrale-Safra signed a confidentiality agreement, so that diligence could begin. Cutrale / Safra has indicated that it will use its best efforts to complete its due diligence and present its definitive offer as expeditiously as possible for Chiquita's consideration. Chiquita does not expect to provide any further update unless and until the Chiquita board of directors has reached a decision on a definitive course of action, although Chiquita will provide an update prior to the special meeting on October 3.

Included with this letter is (1) a supplemental notice for the postponed meeting and (2) a duplicate copy of a proxy card to be used for voting your shares at the special meeting.

The Chiquita board of directors has not changed its recommendations regarding the proposed combination with Fyffes. Accordingly, the Chiquita board of directors recommends unanimously that Chiquita shareholders vote “FOR” all of the proposals listed on the enclosed WHITE proxy form. In addition, both Cutrale / Safra and Chiquita are now recommending that Chiquita shareholders vote FOR the Chiquita adjournment proposal (Item 5 on our respective proxy forms). If you have not already voted or wish to change your vote, you may do so on the enclosed WHITE proxy form or by using a toll-free telephone number or electronically over the Internet as described on the proxy form.

We appreciate your continued loyalty and support.

Very truly yours,

Kerrii B. Anderson
Chairwoman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation would be illegal.

For the avoidance of doubt, neither the proxy statement/prospectus previously mailed nor this letter is intended to be and is not a prospectus for the purposes of the Investment Funds, Companies and Miscellaneous Provisions Act of 2005 of Ireland (the “2005 Act”), the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland or the Prospectus Rules issued under the 2005 Act, and the Central Bank of Ireland has not approved this document.

The directors of Chiquita accept responsibility for the information contained in this letter. To the best of the knowledge and belief of the directors of Chiquita (who have taken all reasonable care to ensure that such is the case), the information contained in this letter for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

CHIQUITA BRANDS INTERNATIONAL, INC.

550 South Caldwell Street,

Charlotte, North Carolina 28202

September 12, 2014

SUPPLEMENTAL NOTICE FOR POSTPONED SPECIAL MEETING OF SHAREHOLDERS

Time:	9:00 a.m. local time
Date:	October 3, 2014
Place:	NASCAR Plaza, 550 South Caldwell Street, Charlotte, North Carolina 28202.
Purpose:	(1) To adopt the transaction agreement, dated March 10, 2014, among Chiquita Brands International, Inc., Fyffes plc, Twombly One Limited (now known as ChiquitaFyffes Limited), CBII Holding Corporation and Chicago Merger Sub, Inc., and approve the merger;

(2) To approve, on a non-binding advisory basis, the reduction of the share premium of ChiquitaFyffes to allow the creation of distributable reserves of ChiquitaFyffes which are required under Irish law in order to allow ChiquitaFyffes to make distributions and to pay dividends and repurchase or redeem shares following completion of the combination;

(3) To approve, on a non-binding advisory basis, the compensation that will or may become payable to Chiquita’s named executive officers that is based on or otherwise related to the proposed combination;

(4) To approve the Amended Chiquita Stock and Incentive Plan; and

(5) To approve any motion to adjourn the Chiquita special meeting, or any adjournments thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Chiquita special meeting to adopt the transaction agreement and approve the merger, (ii) to provide to Chiquita shareholders in advance of the special meeting any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Chiquita shareholders voting at the special meeting. Regarding Proposal 5, Chiquita has confirmed that to the extent that proposal 5 is to be moved for approval by Chiquita at the Chiquita special meeting, then the motion will be either for an adjournment of 14 days or 21 days, at Chiquita's option, except that the motion will be for 21 days if Cutrale / Safra so requests.

Record Date:	The record date for the Chiquita special meeting has been fixed by the board of directors as the close of business on August 4, 2014. Chiquita shareholders of record at that time are entitled to vote at the Chiquita special meeting.

The Chiquita board of directors recommends unanimously that Chiquita shareholders vote “FOR” the proposal to adopt the transaction agreement and approve the merger, “FOR” the proposal to reduce the share premium of ChiquitaFyffes to allow the creation of distributable reserves, “FOR” the proposal to approve, on a non-binding advisory basis, the compensation that will or may become payable to Chiquita’s named executive officers that is based on or otherwise related to the proposed combination, “FOR” the proposal to approve the Amended Chiquita Stock and Incentive Plan and “FOR” the Chiquita adjournment proposal.

By order of the Board of Directors

James E. Thompson
Executive Vice President, General Counsel
and Secretary

YOUR VOTE IS IMPORTANT

You may vote your shares by using a toll-free telephone number or electronically over the Internet as described on the proxy form, which is a duplicate of the proxy form that was mailed to you with the original proxy statement. If you have not already voted or wish to change your vote, you may do so on the enclosed proxy form or by using a toll-free telephone number or electronically over the Internet as described on the proxy form. We strongly encourage you to vote. If you need any assistance on this, please do not hesitate to contact one of our proxy solicitors whose contact information is set out below:

MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Shareholders May Call Toll-Free: (800) 322-2885 Banks & Brokers May Call Collect: (212) 929-5500 Email: proxy@mackenziepartners.com	Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Shareholders May Call Toll-Free: (855) 976-3330
Banks & Brokers May Call Collect: (973) 873-7721
Email: cqb@allianceadvisorsllc.com